UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2026

INTERNATIONAL BATTERY METALS LTD.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	333-286616	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Greenway Plaza, Suite 1100 Houston, Texas 77046 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (832) 683-8839
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	IBAT	TSX Venture Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the ExchangexActx☒

Item 2.02 Results of Operations and Financial Condition.

International Battery Metals LTD (TSXV: IBAT) & (OTCQB:IBATF) announced today that it will host a conference call discussing financial and operational results for its third quarter of fiscal 2026, ended December 31, 2025, on Thursday, February 26 at 11:00 a.m. Eastern Time. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 7.01 Registration FD Disclosure.

The Company will host a conference call:

Date:	Thursday, February 26, 2026
Time:	11:00 a.m. Eastern Time
Toll-free Dial-in Number:	+1 (800) 715-9871
International Dial-in Number:	+1 (646) 307-1963
Conference ID:	8716727
Webacast Link:	https://app.webinar.net/P7qXNw8E52b

EasyConnect 'Dial-Me In': Participants visit the address https://registrations.events/easyconnect/8716727/recAHzvY1JZfBaJq0/ and enter their details. The system will dial out to them and connect them into the conference.They do not need to pre-register for this service.

To help ensure investor questions are addressed, shareholders are encouraged to email questions to IBAT@haydenir.com by 5:00 p.m. Eastern Time on Monday, Febrauary 23, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated February 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Battery Metals LTD.

/s/ Michael Rutledge	February 19, 2026
Michael Rutledge	Date
Chief Financial Officer